                                                                     EXHIBIT 3.1



                            CERTIFICATE OF AMENDMENT

                                       OF

               AMENDED AND RESTATED CERTIFICATE OF INCORPORATION

                                       OF

                      PEDIATRIC SERVICES OF AMERICA, INC.


     PEDIATRIC SERVICES OF AMERICA, INC., a corporation organized and existing under and by virtue of the General Corporation Law of the State of Delaware (the "Corporation"), does hereby certify:

     FIRST:    That the Board of Directors of the Corporation, in accordance with the provisions of Section 242 of the Delaware General Corporation Law, has adopted at a meeting of all of the members of the Board of Directors held October 25, 1996, an amendment to the Certificate of Incorporation of such Corporation and declaring such amendments be advisable. The resolution setting forth the proposed amendment is as follows:

          RESOLVED, that the Board of Directors hereby declares it advisable that the Certificate of Incorporation of the Corporation be amended by deleting the present first sentence of Paragraph Fourth of the Certificate of Incorporation, and replacing it with the following sentence:

               "FOURTH:  The total number of shares of all classes which the
                ------
          Corporation has authority to issue is 80,000,000, of which 78,000,000 shares shall be designated as "Common Stock", and 2,000,000 shall be designated as "Preferred Stock"."

     SECOND:   The actions of the Corporation's stockholders in approving the aforesaid resolution was taken at the Annual Meeting of stockholders held January 22, 1997, duly held in accordance with the provisions of the Delaware General Corporation Law, and was approved by a vote of the requisite majority of the number of outstanding shares of the Corporation.

     IN WITNESS WHEREOF, the Corporation has caused this Certificate of Amendment to be signed by its President and attested by its Secretary this 31st day of January, 1997.



                                         PEDIATRIC SERVICES OF AMERICA, INC.



                                         By: /s/ Joseph D. Sansone, President
                                             ---------------------------------



ATTEST:



By: /s/  Stephen M. Mengert, Secretary
    -----------------------------------